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                                                              Exhibit 99 (j)(ii)

                     CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Registration Statement on Form N-1A of our report dated November 10, 1999, relating to the financial statements and financial highlights of SunAmerica Equity Funds referred to in such report, which appears in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP
New York, New York
February 19, 2001